                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 26, 1994


                                USX Corporation
             (Exact name of registrant as specified in its charter)


        Delaware                    1-5153                     25-0996816
      (State or other            (Commission                (IRS Employer
       jurisdiction of            File Number)               Identification No.)
        incorporation)


       600 Grant Street, Pittsburgh, PA                       15219-4776
     (Address of principal executive offices)                 (Zip Code)


                                 (412) 433-1121
                        (Registrant's telephone number,
                              including area code)

Item 5. Other Events.

          (1) On April 26, 1994, the Corporation executed a Distribution Agreement with CS First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers, Inc., J. P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc in connection with the issuance of up to $750 million of Medium-Term Notes, Series C (the "Notes") pursuant to a shelf registration statement of Form S-3, File No. 33-52937.

          (2) On April 26, 1994, the Registrant reported unaudited results for the first quarter ended March 31, 1994 for each of the Marathon Group, the
U. S. Steel Group and the Delhi Group of USX Corporation and consolidated results for the USX Corporation and subsidiary companies. The press releases announcing these results and including condensed financial and operating data are filed herewith as exhibits.

Item 7. Financial Statements and Exhibits.

         (c) Exhibits

           1.    Distribution Agreement
           4.    Forms of Notes
         10.(a) Issuing and Paying Agency Agreement dated April 26, 1994 between the Corporation and the First National Bank of Boston
         10.(b) Calculation Agency Agreement dated April 26, 1994 between the Corporation and the First National Bank of Boston

         99.1 Press Release dated April 26, 1994 with respect to the Marathon Group of USX Corporation and summary financial and operating data.

         99.2 Press Release dated April 26, 1994 with respect to the U. S. Steel Group of USX Corporation and summary financial and operating data.

         99.3 Press Release dated April 26, 1994 with respect to the Delhi Group of USX Corporation and summary financial and operating data.

                 Condensed consolidated financial data with respect to USX and subsidiary companies is included with each press release.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        USX CORPORATION

                                        By  /s/ L. B. Jones
                                            ---------------------
                                            L. B. Jones
                                            Vice President & Comptroller



Dated:  April 26, 1994





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